STOCK PURCHASE AGREEMENT

          This Agreement (“Agreement”) made as of this 6th day of May, 2009, by and between HORST BALTHES (“Seller”) and TELEMEDICINE, INC. (“Buyer”) as to the facts set forth below:

WITNESSETH:

          WHEREAS, Seller holds ownership of certain stock in ANVIL FOREST PRODUCTS, INC. (“ANVF”), and desires to sell an amount FIFTY THOUSAND (50,000) shares, and

          WHEREAS, Buyer desires to acquire 50,000 of Seller’s shares in ANVF, representing 1.13% of the total 4,430,000 issued and outstanding shares of ANVF, pursuant to this Agreement,

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the adequacy and receipt of which is hereby acknowledged,

          IT IS AGREED, as follows:

1.       Seller agrees to sell, and Buyer agrees to purchase from Seller, TWO HUNDRED FIFTEEN THOUSAND (215,000) shares of common stock at the total purchase price of FOUR HUNDRED NINETY TWO and no/100 U.S. Dollars ($492). Payment shall be in U.S. Dollars, in the form of cash or check as follows. Payment shall be in U.S. Dollars, in the form of cash, bank wire or check as follows. An amount of $492 in good funds delivered and cleared to Seller’s account via escrow agent WILLIAM R. BARKER, PA (“Escrow Agent”) (account information as provided by separate communiqué’).

2.       Upon receipt of payment at closing, Seller agrees to deliver to Buyer, share certificates representing the Common shares of ANVF Stock, duly endorsed for transfer.

3.       The Closing contemplated hereby will occur on or before the May 6, 2009.

4.       REPRESENTATIONS AND WARRANTIES: The undersigned Buyer hereby represents and warrants to Seller:

a.

The undersigned Buyer is acquiring the Stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

b.

The undersigned Buyer understands the speculative nature and risks of investments associated with the Stock, and confirms that the Stock would be suitable and consistent with his or her investment program; that his or her financial position enables him or her to bear the risks of this investment; and, that there is no public market for the stock subscribed for herein;

c.

The Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not;

d.	To the extent that any federal, and/or state securities laws shall require, the Buyer hereby agrees that the Stock acquired pursuant to this Agreement shall be without preference as to assets;

e.

The Buyer is aware that the Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for the Stock of the Company or to cause or permit such Stock to be transferred in the absence of any such registration or exemption;

f.

The Buyer has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares in the foreseeable future (that is at the time of the investment, Buyer can afford to hold the investment for an indefinite period of time);

g.

The Buyer has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Buyer is capable of reading and interpreting financial statements; and

h.	The Buyer is not a member of, or an associate or affiliate of a member of FINRA.

i.

Buyer, and his agents, attorneys and advisors, have conducted their own due diligence on the Company, its past history, and its current state. They have inspected SEC filings, the corporate minutes, and the charter documents. Buyer is buying the shares “as is”, with no representations made by the Seller as to the affairs or viability of the company, or as to assets, liabilities, or outstanding securities of the Company, and Buyer, on behalf of him selves and his successors in interest, (if any), hereby acknowledges and agrees by his execution of this Agreement that Seller is making no representations in this regard.

5.       This Agreement represents the entire understanding between the Parties and supersedes all prior written or oral agreements, if any.

6.       This Agreement may not be modified or changed unless in writing signed by the Parties.

7.       The headings in this Agreement are for convenience and shall not be used to interpret any of the provisions of this Agreement.

8.       No waiver of any provision of this Agreement shall be effective and binding unless signed in writing by the Party charged with such waiver.

9.       This Agreement shall be construed and enforced under and pursuant to the laws of the State of Nevada.

10.        This Agreement shall be binding upon The Parties and their Successors.

11.        This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

             IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER:

/s/ HORST BALTHES
HORST BALTHES

BUYER:

TELEMEDICINE, INC.

/s/ Matthew Palacios

By:	Matthew Palacios

Its: